Exhibit 10.6

Assignment of Rights and Obligations

Party A: Chengdu Union Industrial Park Investment Co. Ltd.

Registered address: No.580, Boshi Road, Shouan Town, Pujiang County, Chengdu City

Legal representative: Lai Yong

Party B: Chengdu Zhonghe Sunshine Biotechnology Co., Ltd.

Legal representative: Yenhung Liu

Address: No.1, first floor, Building 1, No.689 Boshi Road, Shouan Street, Pujiang County, Chengdu City

Party C: Chengdu Skyherb Biotechnology Co., Ltd.

Legal representative: Xusheng Niu

Address: Building 1, Zone D, No.689 Boshi Road, Shouan Town, Pujiang County, Chengdu City

Whereas：

1. On February 2, 2015, Party A signed the Sales Contract of Standard Plant in Chengdu Union New Industrial Park (S CDHL-HT-01202015, hereinafter referred to as Plant Sales Contract) with Sichuan High-Tech Biochemical Research Institute Co. Ltd. (hereinafter referred to as High-Tech Biochemical Company). Party A sold the plant located at No. 1, Floor 1-2, Building 1, No. 689, Boshi Road, Shouan Town, Pujiang County, Sichuan Province, China.

2.On July 2, 2017, Party A, Jinniu District Mei Sheng Mei Shi Wedding Celebration Business Department (hereinafter referred to as MSMS), and High-Tech Biochemical Company signed the Assignment of Rights and Obligations, agreeing that all the rights and obligations under the Sales Contract of Standard Plant in Chengdu Union New Industrial Park (S CDHL-HT-01202015) are assigned to MSMS.

3.On April 30, 2019, Party A, Chengdu Zhonghe Sunshine Biotechnology Co., Ltd. (hereinafter referred to as Zhonghe Sunshine) and MSMS signed the Assignment of Rights and Obligations, agreeing that all the rights and obligations under the plant sales contract are assigned from MSMS to Zhonghe Sunshine.

According to the Contract Law and other relevant laws and regulations, the parties have reached an agreement on the assignment of Party B’s rights and obligations under the plant sales contract to Party C upon negotiation, on the basis of equality and free will.

Article 1. Party B assigns all its rights and obligations under the plant sales contract to Party C. Party C agrees to accept the rights and obligations of the buyer of the plant sales contract.

Article 2. Party A, Party B and Party C agree that if any party violates any provisions herein leading to the loss of any other party, the default party shall compensate for the loss.

Article 3.Others

1. Party A, Party B and Party C agree that Party A is not obligated to return the plant purchasing funds it received under the plant sales contract, Party C is deemed to have paid Party A the plant purchasing funds.

2. Party A, Party B and Party C agree that, before the assignment of plant between Party B and Party C, Party B shall be liable for all the expenses of the plant located at No. 1, Floor 1-2, Building 1, No. 689, Boshi Road, Shouan Town, Pujiang County, Sichuan Province, China (including but not limited to land use tax, property management fee and utility fees). Party A has charged under the plant sales contract or supplemental agreement. Such expenses shall be borne by Party C since delivery of the plant to Party C.

3. The assignment of plant between Party B and Party C shall be deemed to be finished since the execution of this contract. Party A shall not longer be hold accountable for this issue.

4. Party A, Party B and Party C agree to apply for the ownership certificate of the plant after Party A has received full payment from Party C and the conditions to go through relevant formalities under the plant sales contract or relevant agreement have been met.

5. All the contractual obligations under the plant sales contract and relevant agreement Party A has fulfilled remains valid to Party B and Party C. After this assignment contract takes effect, Party A shall still hold the right to demand Party C to fulfill the obligations under original contract, whether Party B and Party C have disputed over the performance of this assignment contract or whether the contract has been terminated or dissolved. Additionally, any disputes over this contract shall be settled by Party B and Party C. Both parties shall not hold such disputes against any right Party A is entitled to in the original contract, and Party shall not be liable under any circumstance.

Article 4. Any unsettled issue shall be settled by the parties through friendly negotiation on the basis of mutual understanding. If the negotiation fails, a lawsuit can be filed to the competent people’s court at the locality of the plant.

Article 5. This Contract shall come into effect after sealing of the parties. It is made in triplicate with each party holding one copy respectively having the equal legal effect. The contact address of the parties specified herein shall remain valid all the time and shall be used for the purpose of delivering legal instruments or notices during performance of the contract or during a lawsuit.

Party A(signature and seal): Legal representative: Entrusted agent:

Party B(signature and seal): Legal representative: Entrusted agent:

Party C(signature and seal): Legal representative: Entrusted agent:

This Contract is signed by the parties on June 28, 2020.